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                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 2001-A
                              OFFICER'S CERTIFICATE


Key Consumer Receivables LLC                Bank One, National Association
c/o Key Bank USA, National Association      One Bank One Plaza, Suite 0126
800 Superior Ave, 4th Floor                 Chicago, IL  60670
Cleveland, Ohio 44114                       Attn: Corporate Trust Administration
ATTN: Senior Vice President                 Phone: (312) 407-0192
Phone: (216) 828-9342                       Fax: (312) 407-1708
Fax: (216) 828-9301

MBIA  Insurance Corporation                 Key Bank USA, National Association
113 King Street                             800 Superior Ave, 4th Floor
Armonk, NY 10504                            Cleveland, Ohio 44114
ATTN: Data Administration                   ATTN: Key Education Resources,
Phone  (914) 765-3772                             Student Loan Trust 2001-A
Fax: (914) 765-3810                         Phone: (216) 828-9342
                                            Fax: (216) 828-9301

Banker's Trust Company, Deutsche Bank
100 Plaza One, Mailstop: JCY03-6450
Jersey City, NJ 07310
Attn: Corporate Trust & Agency Group
      Structured Finance
Phone: (201) 593-6776
Fax: (201) 593-6459


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Consumer Receivables LLC, as Depositor, Key Bank USA, National Association as Master Servicer and Administrator, KeyCorp Student Loan Trust 2001-A Trust, and Bank One, National Association, as Eligible Lender Trustee, dated as of September 1, 2001 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from the inception of the Trust, through December 31, 2001, and of its performance under the Agreement has been made, and
(ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                            Key Bank USA, National Association,
                                            as Master Servicer

                                            by:    /s/ DARLENE H DIMITRIJEVS
                                               --------------------------------
Date: March 4, 2002                         Name:  Darlene H. Dimitrijevs, CPA
                                            Title: Senior Vice President


                                            by:    /s/ DEBRA S. FRONIUS
                                               --------------------------------
                                            Name:  Debra S. Fronius
                                            Title: Vice President